Exhibit 99.1

TAYLOR DEVICES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS ADJOURNED TO MARCH 28, 2008 AT 9:00 A.M.
TAYLOR DEVICES, INC. CONFERENCE ROOM, 90 TAYLOR DRIVE, NORTH TONAWNADA, NY

The undersigned hereby appoints Douglas P. Taylor and Reginald B. Newman II, and each of them, with full power of substitution as proxies for the undersigned to attend the Special Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the Conference Room at Taylor Devices, Inc., 90 Taylor Drive, North Tonawanda, New York at 9:00 A.M. on March 28, 2008, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:

1.    Approval of the Agreement and Plan of Merger dated as of November 30, 2007 between Tayco Developments, Inc. ("Tayco") and Taylor Devices, Inc. ("Taylor") pursuant to which each outstanding share of common stock, par value $0.05, of Tayco (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with New York law) shall be converted into the right to receive one share of common stock, par value $0.025, of Taylor.

                [  ]   FOR approval
                [  ]   AGAINST approval
                [  ]   ABSTAIN

2.     In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

TAYLOR DEVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the merger described in Item 1 and in the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Note:  Please sign exactly as your name(s) appears on this card.  Joint owners should each sign individually.  Corporate proxies should be signed in full corporate name by an authorized officer.   Fiduciaries should give full titles.

Signature
Signature of joint owner, if any
Date